Exhibit 99.1

CERT# ____

Covenant Financial, Inc.
Revocable Proxy

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [●], [●] [●], 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints [●] and [●], and each or any of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Covenant Financial, Inc., or “Covenant,” that the undersigned shareholder may be entitled to vote at the special meeting of shareholders to be held on [●], [●] [●], 2020 at [●]:00 a.m., local time, at James Lorah Memorial Home Auditorium, 132 N. Main St., Doylestown, Pennsylvania 18901, and at any adjournment or postponement of the special meeting as follows:

The board of directors recommends you vote FOR proposals 1 and 2.

1. a proposal to adopt and approve the Agreement and Plan of Merger, dated as of December 18, 2019, by and between Covenant and Citizens & Northern Corporation, or “C&N,” which provides for, among other things, the merger of Covenant with and into C&N; and	For ☐	Against ☐	Abstain ☐
2. a proposal to authorize the board of directors to adjourn the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.	For ☐	Against ☐	Abstain ☐

The undersigned hereby acknowledges receipt of Notice of the special meeting of shareholders and the accompanying proxy statement/prospectus prior to signing this proxy.

This proxy, when properly signed and dated, will be voted in the manner specified by the undersigned shareholders. If no specification is made, this proxy will be voted FOR proposal #1 and FOR proposal #2. This proxy may be revoked at any time prior to the special meeting by written notice to Covenant or may be withdrawn and you may vote in person should you attend the special meeting.

Please check this box if you plan to attend the special meeting. ☐

Signature	Signature
Print Name:	Print Name:

Date:	Date:

Number of Shares Held of Record on [●] [●], 2020: ____________________

1.	This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope.

2.	When signing as attorney, executor, administrator, trustee, or guardian, please state full title. If more than one trustee, all should sign.

3.	If stock is held jointly, each owner should sign.